Execution Version
FIRST SUPPLEMENTAL INDENTURE
First Supplemental Indenture (this “Supplemental Indenture”), dated as of November 17, 2022, among (i) Spirit IP Cayman Ltd. (“Brand Issuer”) and Spirit Loyalty Cayman Ltd. (“Loyalty Issuer” together with Brand Issuer, the “Co-Issuers”), (ii) Spirit Airlines, Inc., Spirit Finance Cayman 1 Ltd., Spirit Finance Cayman 2 Ltd. (collectively, the “Guarantors”) and (iii) Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral custodian (the “Collateral Custodian”).
W I T N E S S E T H
WHEREAS, each of the Co-Issuers and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee and the Collateral Custodian an indenture, dated as of September 17, 2020 (the “Original Indenture,” as further amended and supplemented, including by this Supplemental Indenture, the “Indenture”), providing for the initial issuance of $850,000,000 of 8.00% Senior Secured Notes due 2025 (the “Existing Notes”), of which $340,000,000 was redeemed on May 10, 2021;
WHEREAS, pursuant to Section 2.01(d) of the Original Indenture, the Co-Issuers may create and issue “Additional Notes” (as defined therein) ranking pari passu with the Existing Notes from time to time without notice to or consent of the Holders, which Additional Notes shall be consolidated with and form a single class with the Existing Notes and shall have the same terms as to status, redemption or otherwise as the Existing Notes;
WHEREAS, the Co-Issuers have authorized the execution and delivery of this Supplemental Indenture for the purpose of issuing $600,000,000 in aggregate principal amount of 8.00% Senior Secured Notes due 2025 as Additional Notes under the Original Indenture (the “Additional Notes” and, together with the Existing Notes, the “Notes”);
WHEREAS, the Additional Notes shall have terms substantially identical in all material respects to the Existing Notes (other than issue date, issue price and the first interest payment date and the initial interest accrual date), and the Additional Notes and the Existing Notes shall vote together and shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that the Additional Notes are not fungible with the Existing Notes for U.S. federal income tax purposes, and, accordingly, such Additional Notes will have one or more separate CUSIP and/or other securities numbers;
WHEREAS, pursuant to Section 9.01(a)(i) of the Indenture, the Co-Issuers and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Original Indenture without the consent of Holders in order to effect the issuance of Additional Notes; and
WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all conditions necessary to make this Supplemental Indenture a valid and binding agreement of the Co-Issuers and Guarantors, enforceable in accordance with its terms, have been duly performed and complied with;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Original Indenture.

(2)Amount of Additional Notes. The aggregate principal amount of Additional Notes to be authenticated and delivered under the Original Indenture and pursuant to this Supplemental Indenture on the date hereof is $600,000,000.
(3)Terms of Additional Notes. As of the date hereof, the Co-Issuers will issue, and the Trustee is directed to authenticate and deliver, the Additional Notes under the Indenture, with the terms described below. The Additional Notes will:
a.be issued as part of the same class as the Existing Notes previously issued under the Indenture and constitute “Notes” for all purposes under the Indenture, and the Additional Notes and the Existing Notes shall be a single class for all purposes under the Indenture, including, without limitation, as to waivers, amendments, redemptions and offers to purchase;
b.rank pari passu with the Existing Notes and shall have identical terms and conditions as the Existing Notes other than issue date, issue price, the first Interest Payment Date and the first date from which interest will accrue;
c.(i) be issued on November 17, 2022, at an issue price of 98.50% of the principal amount, plus accrued and unpaid interest from October 20, 2022 (the first day of the current interest period of the Existing Notes) to, but not including, the issue date, (ii) accrue interest from October 20, 2022 and (iii) have a first Interest Payment Date of January 20, 2023;
d.be issuable in whole in the form of Global Notes to be held by the Trustee, as custodian for the Notes Depositary and in the form, including appropriate transfer restriction legends provided in Section 2.06(g) of the Indenture, set forth in Exhibit A to this Supplemental Indenture; and
e.bear the CUSIP number of 84859BAB7 and ISIN number of US84859BAB71 (with respect to the Additional Notes that are issued in the form of 144A Global Notes) and bear the CUSIP number of G83518AB9 and ISIN number of USG83518AB91 (with respect to the Additional Notes that are issued in the form of Regulation S Global Notes).
(4)Confirmation of Note Guarantees and Reaffirmation of Security Interests. Each Co-Issuer and Guarantor hereby confirms that: (a) the Obligations of the Co-Issuers and Guarantors under the Indenture (including, without limitation, the Note Guarantees), as modified or supplemented hereby, shall continue to be in full force and effect and are hereby ratified and confirmed in all respects, (b) the Obligations under the Additional Notes will be and are secured equally and ratably by all Liens granted in connection with the issuance of the Existing Notes. Each Co-Issuer and each Guarantor, as a Grantor under the respective Collateral Documents to which it is a party, reaffirms its pledge and grant to the Collateral Agent for the benefit of the Senior Secured Parties a security interest in its respective Collateral as a Priority Lien to secure the Obligations. The Co-Issuers and the Trustee acknowledge and agree that the Additional Notes shall constitute “Notes” for all purposes under the Collateral Documents, and as such the Holders of the Additional Notes shall be entitled to all the rights and benefits under and shall be subject in all other applicable respects to the provisions of the Collateral Documents, including the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens.
(5)Execution and Delivery. Each Co-Issuer and Guarantor represents and warrants to the Trustee and agrees that it has all the requisite corporate or other power and authority to execute, deliver and perform its obligations under this Supplemental Indenture, this

Supplemental Indenture has been duly and validly executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Indenture.
(6)Governing Law. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
(7)Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes.
(8)Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(9)The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Co-Issuers and the Guarantors.
(10)Successors. All agreements of the Co-Issuers and the Guarantors in this Supplemental Indenture shall bind their respective successors, except as otherwise provided in this Supplemental Indenture and the Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its respective successors.
(11)Limited Recourse: Non-Petition. Section 13.08 (Limited Recourse:Non-Petition) of the Original Indenture shall apply to this Supplemental Indenture mutatis mutandis.
(12)Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.
(13)By its signature below, each of the Co-Issuers and the Guarantors hereby authorizes and directs the Trustee to execute this Supplemental Indenture and take any and all action necessary or advisable and requested to effect the transactions contemplated hereby.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
SPIRIT IP CAYMAN LTD.
By:    /s/ Thomas Canfield
Name: Thomas Canfield
Title: Director
SPIRIT LOYALTY CAYMAN LTD.
By:    /s/ Thomas Canfield
Name: Thomas Canfield
Title: Director
SPIRIT AIRLINES, INC.
By:    /s/ Scott Haralson
Name: Scott Haralson
Title: Chief Financial Officer
SPIRIT FINANCE CAYMAN 1 LTD.
By:    /s/ Thomas Canfield
Name: Thomas Canfield
Title: Director
SPIRIT FINANCE CAYMAN 2 LTD.
By:    /s/ Thomas Canfield
Name: Thomas Canfield
Title: Director

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL
ASSOCIATION,
as Trustee
By:    /s/ Jacqueline Solone
Name: Jacqueline Solone
Title: Vice President
[Signature Page to First Supplemental Indenture]

EXHIBIT A
[Face of Note]
THIS GLOBAL NOTE IS HELD BY THE NOTES DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(H) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR NOTES DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE CO-ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE NOTES DEPOSITARY TO A NOMINEE OF THE NOTES DEPOSITARY OR BY A NOMINEE OF THE NOTES DEPOSITARY TO THE NOTES DEPOSITARY OR ANOTHER NOMINEE OF THE NOTES DEPOSITARY OR BY THE NOTES DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR NOTES DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR NOTES DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO SPIRIT AIRLINES, INC., HOLDCO 1, HOLDCO 2, BRAND ISSUER, LOYALTY ISSUER OR ONE OF THEIR RESPECTIVE SUBSIDIARIES, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR ANOTHER AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS OTHER THAN RULE 144A OR REGULATION S, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. IN ADDITION, THE NOTES MAY NOT TRANSFERRED TO OR HELD BY A COMPETITOR (AS DEFINED IN THE INDENTURE).
[[Regulation S Temporary Global Note Legend, to be inserted for Regulation S Temporary Global Notes only: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY US PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (I) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (II) THE DATE OF ISSUANCE OF THESE NOTES.]]
THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH SECURITIES BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE CO-ISSUERS AT THE FOLLOWING ADDRESS: C/O SPIRIT AIRLINES, INC., 2800 EXECUTIVE WAY, MIRAMAR, FL 33025, ATTENTION: LEGAL DEPARTMENT.

CUSIP    [     ]
ISIN    [     ]1

[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$[      ]
8.00% Senior Secured Notes due 2025

No. [      ]    $[      ]

SPIRIT IP CAYMAN LTD. and
SPIRIT LOYALTY CAYMAN LTD.

promise to pay to CEDE & CO. or registered assigns, the principal sum of [      ] United States Dollars on September 20, 2025.

Payment Dates: 20th calendar day of January, April, July, and October, commencing January 20, 2023, or if such day is not a Business Day, the next succeeding Business Day
Record Dates: Each Business Day immediately preceding each Payment Date

1    Rule 144A Note CUSIP: 84859BAB7
    Rule 144A Note ISIN: US84859BAB71
    Regulation S Note CUSIP: G83518AB9
    Regulation S Note ISIN: USG83518AB91

IN WITNESS HEREOF, the Co-Issuers have caused this instrument to be duly executed.

Dated:
SPIRIT IP CAYMAN LTD.

By: ____________________________________
Name:    Thomas Canfield
Title:    Director

SPIRIT LOYALTY CAYMAN LTD.

By: ____________________________________
Name:    Thomas Canfield
Title:    Director

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee
Dated:

By:
Authorized Signatory

[Back of Note]
8.00% Senior Secured Notes due 2025
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST AND PRINCIPAL. The Co-Issuers promise to pay the outstanding principal amount on the Notes on September 20, 2025. The Notes will bear interest at a rate of 8.00% per annum on the outstanding principal amount thereof, provided that if the LTV Ratio (as defined in the Indenture) exceeds 62.50%, the interest rate on the Notes for each subsequent interest period will increase by 2.00% to 10.00% until such time as the LTV Ratio does not exceed 62.5% . Interest on the Notes is payable quarterly in arrears on each Payment Date and will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including October 20, 2022, to but excluding such Payment Date, calculated on the basis of a 360-day year composed of twelve 30-day months; provided that the first interest Payment Date shall be January 20, 2023. Interest will also be paid on each prepayment date, redemption date or repurchase date, as the case may be, as provided in the Indenture on the amount of principal so paid for the period from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding such date of payment.
2.    METHOD OF PAYMENT. The Co-Issuers will pay interest, principal and premium, if any, on the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day immediately preceding the Payment Date, even if such Notes are canceled after such record date and on or before such Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided, that payment by wire transfer of immediately available funds will be required with respect to interest, principal and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Co-Issuers or the Paying Agent. U.S. Dollars are the sole currency of account and payment for all sums payable by the Co-Issuers or any Guarantor under or in connection with the Notes, the Indenture and the Guarantees.
3.    PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Co-Issuers may change any Paying Agent or Registrar without notice to the Holders. Either Co-Issuer may act in any such capacity.
4.    INDENTURE. The Co-Issuers issued the Notes under an Indenture, dated as of September 17, 2020, as supplemented by a First Supplemental Indenture, dated as of November 17, 2022 (as so supplemented, and as further amended or supplemented from time to time, the “Indenture”), among the Co-Issuers, the Guarantors from time to time party thereto, the Trustee and Wilmington Trust, National Association, as Collateral Custodian. This Note is one of a duly authorized issue of Notes of the Co-Issuers designated as its 8.00% Senior Secured Notes due 2025. The Co-Issuers shall be entitled to issue Additional Notes pursuant to Section 2.01 and Section 4.09 of the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.    REDEMPTION, PREPAYMENT AND REPURCHASE. The Notes may be redeemed at the option of the Co-Issuers and may be the subject of a Mandatory Prepayment Event, ECF Repurchase Offer, Parent Change of Control Offer, and a Mandatory Repurchase Offer, as further provided in the Indenture. Except as provided in the Indenture, the Co-Issuers shall not be required to
[Exhibit A]

make any mandatory prepayments, redemptions, repurchases or sinking fund payments with respect to the Notes.
6.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Co-Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Co-Issuers need not exchange or register the transfer of any Note or portion of a Note selected for prepayment, redemption or tendered (and not withdrawn) for repurchase in connection with a Mandatory Prepayment Event, ECF Repurchase Offer, Parent Change of Control Offer, a Mandatory Repurchase Offer, or other tender offer, respectively, in whole or in part, except for the unredeemed portion of any Note being redeemed in part.
7.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
8.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
9.    CASH TRAP, DEFAULTS AND REMEDIES. The Cash Trap Events and Events of Default relating to the Notes are defined in Section 6.01 and Section 6.02 of the Indenture, respectively. Upon the occurrence of a Cash Trap Event or Event of Default, as applicable, the rights and obligations of the Co-Issuers, the Guarantors, the Trustee and the Holders shall be set forth in the applicable provisions of the Indenture.
10.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.
11.    LIMITED RECOURSE AND NON-PETITION. The provisions of Section 13.08 of the Indenture are incorporated herein mutatis mutandis.
12.    GOVERNING LAW. THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
13.    NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or other electronic transmission or overnight air courier guaranteeing next day delivery addressed as follows:
Spirit Airlines, Inc.
2800 Executive Way
Miramar, FL 33025
Telephone: (954) 447-7932
Attention: Legal Department
Email: legaldepartment@spirit.com

With a copy (which shall not constitute notice) to:
Debevoise & Plimpton, LLP
919 3rd Ave
New York, NY 10022
Telephone: (212) 909-6000
Attention: Matthew E. Kaplan / Eric T. Juergens
Email: mekaplan@debevoise.com / etjuerge@debevoise.com

If to the Trustee or the Collateral Custodian:
1100 North Market Street
Wilmington, DE 19890
Attention: Jacqueline Solone
Email: JSolone@WilmingtonTrust.com
The Co-Issuers, any Guarantor, the Trustee or the Collateral Custodian, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
Notwithstanding any other provision of the Indenture or this Note, where the Indenture or this Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Notes Depositary pursuant to the standing instructions from the Notes Depositary.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
The Trustee agrees to accept and act upon instructions or directions pursuant to the Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the Co-Issuers, any Guarantor or any Holder elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Co-Issuers. The agent may substitute another to act for him.
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:* __________________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Co-Issuers pursuant to Section 3.09, Section 4.22, or Section 4.23 of the Indenture, check the appropriate box below:
[ ] Section 3.09    [ ] Section 4.22    [ ] Section 4.23
If you want to elect to have only part of this Note purchased by the Co-Issuers pursuant to Section 3.09, Section 4.22, or Section 4.23 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _____________________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee:* __________________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian